Exhibit (j) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K




  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information in Post-Effective Amendment Number 33 to the Registration Statement (Form N-1A, No. 2-98491) of Federated Adjustable Rate Securities Fund, and to the incorporation by reference of our report dated October 13, 2006 on Federated Adjustable Rate Securities Fund included in the Annual Report to Shareholders for the fiscal year ended August 31, 2006.




       /s/ERNST & YOUNG LLP


Boston, Massachusetts
October 25, 2006